SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report April 6, 1999
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                          COMMERCIAL PROPERTIES 1, L.P.
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             (Exact name of registrant as specified in its charter)



        Virginia                        0-11081                   13-3075804
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State or other jurisdiction           Commission                 IRS Employer
    of incorporation                  File Number             Identification No.


3 World Financial Center, 29th Floor
New York, NY     Attn.:  Andre Anderson                              10285
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Address of principal executive offices                             Zip Code



Registrant's telephone number, including area code (212) 526-3183
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COMMERCIAL PROPERTIES 1, L.P.


Item 2. Disposition of Assets

On April 6, 1999, Commercial Properties 1, L.P., a Virginia limited partnership (the "Partnership"), sold Dawson Business Center and Watkins Center to an unaffiliated partnership, Atlanta North Flexxspace LTD. (the "Buyer"), for selling prices of approximately $4,695,434 and $14,080,902, respectively, net of closing adjustments and selling costs. The selling prices were determined by arm's length negotiations between the Partnership and the Buyer.

As a result of these sales, the General Partners intend to distribute the net proceeds therefrom (after payment of or provision for the Partnership's liabilities and expenses, and establishment of a reserve for contingencies, if any) during the second quarter of 1999.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                               COMMERCIAL PROPERTIES 1, L.P.


                               BY: CP1 REAL ESTATE SERVICES INC.
                                   A General Partner


Date:  April 16, 1999              BY:    /s/Michael T. Marron
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                                   Name:  Michael T. Marron
                                   Title: President and Chief Financial Officer